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                                                                     EXHIBIT 5


                   [LETTERHEAD OF CHRISTENSEN, MILLER, FINK,
                     JACOBS, GLASER, WEIL & SHAPIRO, LLP]

                                November 27, 2000





MGM MIRAGE
3600 Las Vegas Blvd. South
Las Vegas, NV 89109

         Re:  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     You have requested our opinion, as counsel for MGM MIRAGE, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 8,500,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable pursuant to the Company's 1997 Nonqualified Stock Option Plan and 1997 Stock Option Incentive Plan (collectively, the "Options Plans"). The Shares are the subject of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about November 28, 2000 (the "Registration Statement").

     We have acted as counsel for the Company in connection with the Registration Statement. We have examined and relied upon such documents, instruments and agreements, and have made such legal and factual examinations and inquiries, as we have deemed necessary or appropriate for purposes of the opinion set forth below.

     In rendering our opinion herein, we have assumed: the genuineness and authenticity of all signatures on original documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies or facsimiles; the continued accuracy of all certificates and other documents from public officials dated earlier than the date of this letter; the Registration Statement being declared effective by the Securities and Exchange Commission; the issuance by any necessary regulatory agencies of all appropriate permits, consents, approvals, authorizations and orders relating to the offer and sale of the Shares in their respective jurisdictions; the offer and sale of the Shares to be issued under the Option Plans in accordance with the terms thereof and pursuant to the Registration Statement and said permits, consents, approvals, authorizations and orders; and the reservation by the Company of a sufficient number of shares of Common Stock for issuance under the Option Plans.


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MGM MIRAGE
November 27, 2000
Page 2



     With respect to the matters set forth below, we are relying as to certain factual matters solely upon a certificate of an officer of the Company.

     Our opinion herein is limited to the General Corporation Law of the State of Delaware (based upon the latest unofficial compilation thereof available to us) and the federal laws of the United States. We express no opinion whatsoever with respect to the laws of any other jurisdiction and can assume no responsibility for the applicability or effect of any such laws. In addition, please be advised that Mr. Terry N. Christensen, a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, is a Director of the Company, and Mr. Gary N. Jacobs, who is of counsel to this firm, is Executive Vice President--General Counsel and a Director of the Company.

     Based upon the foregoing, it is our opinion that the Shares, when issued, will be legally issued, fully paid and nonassessable.

     This opinion is addressed solely to the Company, and no one else has the right to rely upon it, nor may anyone release it, quote from it or employ it in any transaction other than those discussed herein without the written consent of the undersigned; however, the undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the undersigned in the Registration Statement.



                                Very truly yours,


                       CHRISTENSEN, MILLER, FINK, JACOBS,
                           GLASER, WEIL & SHAPIRO, LLP